UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

VERSAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 1, 2014, Versar, Inc. (“Versar”) acquired all of the issued and outstanding capital stock of J.M. Waller Associates, Inc. (“JMWA”). On September 17, 2014, Versar filed a Current Report on Form 8-K/A to amend Item 9.01 of the original Form 8-K filed on July 7, 2014 to present certain financial statements of JMWA and to present certain unaudited pro forma financial information in connection with Versar’s acquisition of JMWA. This Current Report on Form 8-K/A amends Item 9.01(d) to provide an additional exhibit containing the consent of Hendershot, Burkhardt & Associates, the auditors of JMWA, to the incorporation by reference into certain registration statements on Form S-8 of Versar of their report with respect to certain financial statements of JMWA appearing in the Form 8-K/A of Versar filed on September 17, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

23.1	Consent of Hendershot, Burkhardt & Associates CPAs*

*The reproduction of the Audit Report related to the financial statements of J. M. Waller Associates, Inc. for the year ended December 31, 2013 and 2012 in the Current Report on Form 8-K/A of Versar is not and should not be viewed as a recommendation to participate or not to participate within any investment considerations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2014	VERSAR, INC.

	By:	/s/ James Villa
James Villa
Senior Vice President and General Counsel